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                                                                   EXHIBIT 3.1.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      MACKENZIE INVESTMENT MANAGEMENT INC.



                       1. The name of the corporation is Mackenzie Investment Management Inc.

                       2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington. County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                       3. The nature of the business or purposes to be conducted or promoted is:

                          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                       4. The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

                       5. The name and mailing address of the incorporator are as follows:

                            Name                     Mailing Address
                            ----                     ---------------

                      Andrew J. Rudolph           3400 Centre Square West
                                                  1500 Market Street
                                                  Philadelphia, PA 19102

                      6. The corporation is to have perpetual existence.

                      7. The board of directors of the corporation shall have the authority to make, alter, amend or repeal the bylaws of the corporation.

                      I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation



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    pursuant to the General Corporation Law of the State of Delaware,
    do make this certificate. hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 17th day of April, 1985.


                                 /s/ ANDREW J. RUDOLPH
                                 -------------------------------
                                 Andrew J. Rudolph, Incorporator



































                                       -2-


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                            CERTIFICATE OF AMENDMENT
                                       OF
                      MACKENZIE INVESTMENT MANAGEMENT INC.



         WHEREAS, Mackenzie Investment Management Inc. ("Corporation") is a Delaware corporation whose Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on April 18, 1985:

         WHEREAS, the Board of Directors and the sole shareholder of the Corporation, by a Joint Unanimous Written Consent dated March 27, 1989, (i) resolved that the authorized number of shares of Common Stock of the Corporation be increased to Eighty Million (80,000,000) and the par va1ue per share be decreased to One Cent ($.0l) and (ii) duly adopted this Certificate of Amendment pursuant to Section 242 of the Delaware General Corporation Law and

         WHEREAS, pursuant to the Joint Unanimous Written Consent the appropriate officers of the Corporation were authorized, empowered and directed to file this Certificate of Amendment with the Secretary of State of Delaware to amend the Certificate of Incorporation of the Corporation;

         RESOLVED, paragraph numbered four (4) of the Certificate of Incorporation is hereby amended to read as follows:

                  4. The Corporation shall have authority to issue an aggregate of Eighty Million (80,000,000) shares of common stock at 1 par value of One Cent ($.0l) per share.

 THE UNDERSIGNED, the President of the Corporation, hereby acknowledges and executes this Certificate of Amendment of the Certificate of Incorporation of the Corporation as required by Section 103 of the Delaware General Corporation Law.

DATED:  4-14-89
      ------------------------         -----------------------------------------
                                       MICHAEL G. LANDRY, PRESIDENT
                                       MACKENZIE INVESTMENT MANAGEMENT INC.

THE UNDERSIGNED, the Secretary of the Corporation, hereby attests that the signature appearing above is that of Michael G. Landry, the President of the Corporation.


DATED:  4-14-89
      ------------------------         -----------------------------------------
                                       MARK SPINELLO, SECRETARY
                                       MACKENZIE INVESTMENT MANAGEMENT INC.


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                            CERTIFICATE OF AMENDMENT

                         OF ARTICLES OF INCORPORATION OF

                      MACKENZIE INVESTMENT MANAGEMENT INC.



         WHEREAS, Mackenzie Investment Management Inc. (hereinafter, the "Corporation") is a Delaware corporation whose Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on April 18, 1985; and

         WHEREAS, the Board of Directors of the Corporation, by a Unanimous Written Consent dated September 15, 1995, (i) resolved that the authorized number of shares of Common Stock of the Corporation be decreased from Eighty Million (80,000,000) to Ten Million (10,000,000)(the "Proposed Resolution"),
(ii) duly adopted this Certificate of Amendment in accordance with Section 242 of the Delaware General Corporation Law, and (iii) authorized, empowered and directed the appropriate officers of the Corporation to file this Certificate of Amendment with the Secretary of State of Delaware to amend the Certificate of Incorporation of the Corporation; and

         WHEREAS, in accordance with Section 228 of the Delaware General Corporation Law, (i) the holder of a majority of the outstanding stock of the Corporation, by a Written Consent dated September 15, 1995, duly approved the Proposed Resolution, and (ii) prompt notice of the action to be taken under the Proposed Amendment was given to the Corporation's remaining stockholders;

         NOW, THEREFORE, IT IS HEREBY RESOLVED, that paragraph numbered four (4) of the Certificate of Incorporation is amended to read as follows:

                  4. The Corporation shall have authority to issue an aggregate of Ten Million (10,000,000) shares of common stock at a par value of One Cent ($.01) per share.

         THE UNDERSIGNED, the President, hereby certifies that the preceding amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, and, as required by Section 103 of the Delaware General Corporation Law, hereby executes this Certificate of Amendment to the Articles of Incorporation of the Corporation.

DATED:  SEPTEMBER 15, 1995             /s/ MICHAEL G. LANDRY
      ------------------------         -----------------------------------------
                                       Michael G. Landry, President
                                       MACKENZIE INVESTMENT MANAGEMENT INC.

         THE UNDERSIGNED, the Secretary /Treasurer of the Corporation, hereby attests that the signature appearing above is that of Michael G. Landry, the President of the Corporation.

DATED:  SEPTEMBER 15, 1995             /s/ C. WILLIAM FERRIS
      ------------------------         -----------------------------------------
                                       C. William Ferris, Secretary /Treasurer
                                       MACKENZIE INVESTMENT MANAGEMENT INC.


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Mackenzie Investment Management Inc. a Delaware Corporation (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation held on October 17, 1996, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for such amendments to be submitted to the stockholders of said corporation for their consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the paragraph thereof numbered "4" so that, as amended that paragraph shall be and read as follows:

                  "The Corporation shall have authority to issue an aggregate of Thirty Million (30,000,000) shares of common stock at a par value of One Cent ($.01) per share."

         RESOLVED FURTHER, that the Certificate of Incorporation of this Corporation be amended by adding a new provision number "8" to read as follows:

                  "The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generally of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                  (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph B shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, in accordance with Section 228 of the General Corporation Law of the State of Delaware,





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the written consent in favor of such amendments of the necessary number of shares as required by statute was taken arid prompt notice of this taking of such Corporation was given to the stockholders who did not consent in writing.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Mackenzie Investment Management Inc. has caused this certificate to be signed by Michael G. Landry, its President, and C. William Ferris, its Secretary, this 17th day of October, 1996.

                                        By: /s/ (ILLEGIBLE)
                                           ----------------------------
                                                     President

                                        ATTEST: /s/ (ILLEGIBLE)
                                               ------------------------
                                                     Secretary


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Mackenzie Investment Management Inc, a Delaware Corporation (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation held on October 17, 1996, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for such amendments to be submitted to the stockholders of said corporation for their consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the paragraph thereof numbered "4" so that, as amended that paragraph shall be and read as follows:

                  "The Corporation shall have authority to issue an aggregate of Thirty Million (30,000,000) shares of common stock at a par value of One Cent ($.01) per share."

         RESOLVED FURTHER, that the Certificate of Incorporation of this Corporation be amended by adding a new provision number "8" to read as follows:

                  "The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                  (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Paragraph B shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, in accordance with Section 228 of the General Corporation Law of the State of Delaware,



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the written consent in favor of such amendments of the necessary number of shares as required by statute was taken and prompt notice of this taking of such Corporation was given to the stockholders who did not consent in writing.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Mackenzie Investment Management Inc has caused this certificate to be signed by Michael G. Landry, its President, and C. William Ferris, its Secretary, this 17th day of October, 1996.


                                        By: /s/ (ILLEGIBLE)
                                           ----------------------------
                                                     President

                                        ATTEST: /s/ (ILLEGIBLE)
                                               ------------------------
                                                     Secretary